SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

GBC Bancorp

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GBC BANCORP

800 West Sixth Street

Los Angeles, California 90017

TO THE SHAREHOLDERS OF GBC BANCORP:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of GBC Bancorp (“Bancorp”) will be held in the Corporate Board Room of Bancorp, located at 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, on Thursday, May 15, 2003 at 4:00 p.m., for the purpose of considering and voting on the following matters:

1.	Election of Directors. To elect thirteen directors to serve for the ensuing year.

2.	Approval of Amendment to the GBC Bancorp 1999 Employee Stock Incentive Plan. To approve the amendment of the GBC Bancorp 1999 Employee Stock Incentive Plan to increase the number of shares of Bancorp Common Stock available thereunder by 300,000 shares.

3.	Other Business. To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2003 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY BANCORP’S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY IN WRITING TO THAT EFFECT, BY FILING WITH THE SECRETARY A LATER DATED PROXY, OR BY VOTING IN PERSON AT THE MEETING.

By Order of the Board of Directors

Ming Lin Chen

Secretary

Dated: April 17, 2003

PROXY STATEMENT

GBC BANCORP

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2003

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of the Proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) of GBC Bancorp (“Bancorp”) to be held on Thursday, May 15, 2003 at 4:00 p.m., in the Corporate Board Room of Bancorp, 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, and at any adjournments thereof.

It is expected that this Proxy Statement and accompanying Notice and form of Proxy will be mailed to shareholders on or about April 17, 2003.

The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. To elect thirteen directors to serve for the ensuing year.

2.	Approval of Amendment to the GBC Bancorp 1999 Employee Stock Incentive Plan. To approve the amendment of the GBC Bancorp 1999 Employee Stock Incentive Plan to increase the number of shares of Bancorp Common Stock available thereunder by 300,000 shares.

3.	Other Business. To transact such other business as may properly come before the meeting and any adjournments thereof.

Revocability of Proxies

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Bancorp an instrument revoking it or a duly-executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions on the Proxy. If no instruction is specified with regard to a matter to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of management. Abstentions and broker non-votes are not considered votes cast.

Persons Making the Solicitation

This solicitation of Proxies is being made by the Board of Directors of Bancorp. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of Bancorp may solicit Proxies personally or by telephone without receiving special compensation. Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by Bancorp in connection with the solicitation of Proxies, if management of Bancorp determines that this is advisable.

Voting Requirements

For the election of directors, a plurality of the votes cast is required. If a quorum is present, the thirteen nominees receiving the highest number of votes will be elected to the Board of Directors. An affirmative vote of a majority of shares represented at the Meeting is required to approve the amendment to the GBC Bancorp 1999 Employee Stock Incentive Plan.

Delivery of Proxy Statement

As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement will be delivered to shareholders sharing the same address unless Bancorp has received instructions to the contrary. Bancorp will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be made to: GBC Bancorp, 800 West Sixth Street, Los Angeles, California 90017, (213) 972-4293, Attention: Investor Relations.

VOTING SECURITIES

There were issued and outstanding 11,636,563 shares of Bancorp’s common stock (“Common Stock”) on March 31, 2003, which has been fixed as the record date (the “Record Date”) for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting. Each holder of Bancorp’s Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held as of the Record Date on any matter submitted to the vote of the shareholders.

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Management

The following table sets forth, as of February 28, 2003, the number and percentage of shares of Bancorp’s outstanding Common Stock beneficially owned, directly or indirectly, by each of Bancorp’s directors and nominees for directors and the executive officers included in the Summary Compensation Table set forth under the caption “EXECUTIVE COMPENSATION” on page 13, and by the directors and officers as a group. The shares “beneficially owned” are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director, principal shareholder, or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 28, 2003. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of Bancorp.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Bernard Chen	263,546	(1)	2.26%
Thomas C.T. Chiu	164,600	(2)	1.41%
Chuang-I Lin	68,500	(3)	0.59%
Ko-Yen Lin	106,900	(4)	0.92%
Ting Y. Liu	406,486	(5)	3.48%
John Wang	95,984	(6)	0.82%
Kenneth C. Wang	95,984	(7)	0.82%
Chien-Te Wu	169,412	(8)	1.45%
Julian Wu	110,194	(9)	0.94%
Li-Pei Wu	835,836	(10)	6.90%
Peter Wu	681,624	(11)	5.79%
Ping C. Wu	622,857	(12)	5.34%
Chin-Liang Yen	429,251	(13)	3.68%
Eddie Chang	22,000	(14)	0.19%
John Getzelman	13,600	(15)	0.12%
Peter Lowe	14,400	(16)	0.12%
24 Present Directors and Officers as a group	4,187,298		33.07%

(1)	Includes 16,020 shares held by Mr. Chen in his own name, 237,160 shares held by Mr. Chen as the sole Trustee of the Helen Chen Trust dated June 25, 1986, and 7,366 shares held by Mr. Chen as the sole Trustee of the Helen Y. Chen Irrevocable Trust, as to which shares held in trust Mr. Chen has sole voting and investment powers. Also includes 3,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(2)	Includes 70,980 shares held jointly with Dr. Chiu’s spouse, 9,680 shares held by Dr. Chiu in his own name, 16,940 shares held by Dr. Chiu’s spouse in her own name, as to which shares Dr. Chiu has shared voting and investment powers, and 35,000 shares owned by Dr. Chiu’s Pension Fund. Also includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(3)	Includes 11,500 shares owned by Mr. Lin’s spouse, as to which shares Mr. Lin has shared voting and investment powers. Also includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(4)	Includes 22,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(5)	Includes 361,156 shares held jointly with Mr. Liu’s spouse, and 3,630 shares held by Jade Realty Pension Trust which is 100% owned by Mr. Liu and his spouse, and 9,700 shares held by the Liu Family Charitable Foundation, as to which shares Mr. Liu has voting and investment powers. Also includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 24,734 shares held by Mr. Liu’s children in their own names, as to which shares Mr. Liu has no voting and investment powers.

(6)	Includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(7)	Includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(8)	Includes 8,132 shares held by Mr. Wu’s mother, as to which shares Mr. Wu has shared voting and investment powers. Also includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(9)	Includes 7,260 shares held by Unison Investment, of which Mr. Wu is the General Partner. Also includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 2,420 shares held by Mr. Wu’s children in their own names, as to which shares Mr. Wu has no voting and investment powers. Also does not include 294,389 shares held by Mr. Wu’s brothers and sisters in their own names, as to which shares Mr. Wu holds a power of attorney to vote in accordance with their instructions. Mr. Wu disclaims beneficial ownership of these shares.

(10)	Includes 31 shares held jointly with Mr. Wu’s spouse, and 242 shares held by Mrs. Wu in her IRA, as to all of which shares Mr. Wu has shared voting and investment powers, and 6,689 shares held on behalf of Mr. Wu by Goldman Sachs & Co., Inc. Also includes 331,000 shares held by Wu Family Investment Partnership No. 1, L.P., of which Mr. Wu serves as president of the corporate general partner, as to which shares Mr. Wu has sole voting and investment powers. Also includes 476,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(11)	Includes 444,604 shares held under Wu Trust UA 6-19-91. Also includes 29,371 shares held by Mr. Wu’s children under the California Uniform Transfers to Minors Act, Chong Hwei Wu, Custodian, as to which shares Mr. Wu has shared voting and investment powers. Also includes 9,212 shares held on behalf of Mr. Wu by Fidelity Brokerage Co., and 62,437 shares by Wedbush Morgan Securities. Also includes 136,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(12)

Includes 118,065 shares owned by President Global Corp., as to which shares Mr. Wu has sole voting and investment powers. Also includes 381,724 shares held under the Wu Family 1998 Trust, 2,056 shares held by Mr. Wu’s defined benefit plan, and a total of 89,006 shares held by Mr. Wu’s children in their own names, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(13)	Includes 1,524 shares held jointly with Mrs. Yen’s spouse, 119,782 shares held by Mrs. Yen’s children in their own names, and 275,945 shares held under the Yen Family 2000 Trust, as to all of which shares Mrs. Yen has shared voting and investment powers. Also includes 32,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(14)	Includes 10,000 shares held on behalf of Mr. and Mrs. Chang by J.B. Oxford Co., Inc. Also includes 12,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(15)	Includes 13,600 shares subject to options presently exercisable or which will become exercisable within 60 days.

(16)	Includes 2,800 shares held by the Lowe Family Trust, as to which shares Mr. Lowe has shared voting and investment powers. Also includes 11,600 shares subject to options presently exercisable or which will become exercisable within 60 days.

By Others

The following table sets forth certain information concerning each person known to management to be a beneficial owner of more than five percent of Bancorp’s outstanding Common Stock as of December 31, 2002 (the ownership of the directors and executive officers of Bancorp appears above):

Name and Address of Beneficial Owner	Amount Beneficially Owned		Percentage of Class
AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle	852,146	(1)	7.4%
370, rue Saint Honore
75001 Paris, France

AXA Courtage Assurance Mutuelle
26, rue Louis le Grand
75002 Paris, France

as a group (collectively, the “Mutuelles AXA”).

AXA
25, avenue Matignon
75008 Paris, France

AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104

Barclays Global Investors, NA Barclays Global Fund Advisors	661,087	(2)	5.73	%(2)
45 Fremont Street
San Francisco, CA 94105

(1)	According to Schedule 13G dated February 12, 2003 filed with the Securities and Exchange Commission (“SEC”).

(2)	According to Schedule 13G dated February 10, 2003 filed with the SEC. The filing indicates that Barclays Global Investors, NA beneficially owned 503,922 shares, constituting 4.37% of Bancorp’s outstanding Common Stock, and Barclays Global Fund Advisors beneficially owned 157,165 shares, constituting 1.36% of Bancorp’s outstanding Common Stock.

ELECTION OF DIRECTORS

The persons named below have been nominated to serve as directors of Bancorp until the 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualify, and management does not intend to nominate any other persons as directors at the Meeting. There are no family relationships between any director, executive officer or person nominated to become a director, except: (i) Peter Wu, Ping C. Wu and Chien-Te Wu are brothers and are first cousins to Julian Wu; (ii) Thomas C.T. Chiu is a brother-in-law to Peter Wu, Ping C. Wu and Chien-Te Wu; and (iii) John Wang and Kenneth Wang are brothers. The term family relationship means any relationship by blood, marriage or adoption not more remote than first cousin. The following is a brief biographical description of each nominee. Each of the nominees was elected to his or her present term of office at Bancorp’s last Annual Meeting of Shareholders.

Name	Age	Bancorp Director Since	Principal Occupation During the Past Five Years
Bernard Chen	29	2000	From 1995 to present, human-computer interaction designer; from 1999 to present, Vice President of Fullong Enterprise Corp.

Thomas C.T. Chiu	55	1983	Medical doctor

Chuang-I Lin, Ph.D.	62	1982	From 1992 to present, Chairman and President of Uniworld Marketing, Inc., El Monte, CA; from 1980 to 2001, Chairman and President of Myriad Capital, Inc., Monterey Park, CA

Ko-Yen Lin	59	1986	From 1977 to present, President of T.K. Lin Investment Co., Calabasas, CA

Ting Y. Liu, Ph.D	66	1981	Chairman of HITO Corp., Northridge, CA

John C. Wang	40	1989	From 1987 to present, Vice President of The Wang Partnership; 1990 to present, President, Pacific Coast Realty Services, Inc.

Kenneth C. Wang	42	1991	From 1986 to present, Executive Vice President of The Wang Partnership; and from 1993 to present, Executive Vice President of Kenjohn Trading

Chien-Te Wu	41	1994	From September 1990 to July 1993, Executive Vice President, and since August 1993 to present, President, of President Asset Group, LLC

Julian Wu, Ph.D	61	1981	1977 to present, General Partner of West Union Investment Co., Torrance, CA

Li-Pei Wu	68	1982

From May 1982 to December 2000, Chief Executive Officer and from June 1984 to December 2002, Chairman of the Board of Bancorp and General Bank. Chairman Emeritus of Bancorp and General Bank since January 2003. President of Bancorp and General Bank from May 1982 to March 1998

Name	Age	Bancorp Director Since	Principal Occupation During the Past Five Years
Peter Wu, Ph.D.	54	1981

From 1979 to March 1998, Executive Vice President and from January 1995 to December 2000, also Chief Operating Officer, of General Bank; from 1981 to March 1998, Executive Vice President of Bancorp; and Secretary of Bancorp and General Bank from 1979 to January 2001; President and Chief Operating Officer of Bancorp and General Bank from March 1998 to December 2000; President and Chief Executive Officer of Bancorp and General Bank since January 2001 and Chairman of Bancorp and General Bank since January 2003

Ping C. Wu	57	1981	1975 to present, President of President Global Corp., Buena Park, CA

Chin-Liang Yen.	60	1983	From 1986 to present, President of San Yang Enterprise Corp.

The enclosed Proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxyholders to vote for a substitute, to be designated by the present Board of Directors.

Involvement in Certain Legal Proceedings

Chuang-I Lin, currently serving director, and nominee for director, was a shareholder, director and President of Myriad Capital, Inc. (“Myriad”), a Specialized Small Business Investment Company licensed by the United States Small Business Administration (the “SBA”) pursuant to Section 301(d) of the Small Business Investment Act of 1958, as amended (the “SBA Act”). In connection with an action filed by the SBA against Myriad in the United States District Court seeking payment of amounts owing from Myriad to the SBA with respect to certain debentures and preferred stock purchased by the SBA, the Court entered an Order (the “Order”) in October 2001 granting the SBA a preliminary injunction against Myriad and appointing the SBA as Receiver of Myriad for the purpose of marshaling and liquidating all of Myriad’s assets and satisfying the claims of creditors. The basis of the Order was a finding that Myriad had violated the SBA regulations for failure to pay its indebtedness owing to the SBA in an amount not lower than $2,664,530. Pursuant to the terms of the Order, in connection with the SBA as Receiver assuming the control and operation of Myriad, all then serving directors, officers, employees and agents of Myriad were dismissed, which included the dismissal of Chuang-I Lin as a director and President of Myriad. Presently the receivership is still pending.

THE BOARD OF DIRECTORS AND COMMITTEES

As of December 31, 2002 there were thirteen (13) directors of Bancorp. Bancorp had eighteen (18) Board of Directors meetings in 2002. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which such director served. Bancorp has an Audit Committee (described below), but does not have any standing compensation, nominating or personnel committee.

The members of Bancorp’s Board of Directors also served as the members of the Board of Directors of General Bank (the “Bank”), Bancorp’s wholly owned subsidiary. The Bank’s Board of Directors had twelve (12) regular meetings during the year 2002. The Bank’s Board of Directors has an Executive Loan Committee and a CRA Committee, in addition to the Audit Committee described below.

The Boards of Directors of Bancorp and the Bank maintain an Audit Committee. The Audit Committee recommends to the Board the engagement of independent public accountants and recommends the fee to be paid to the auditors. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of internal audit and control procedures. The current members of the Audit Committee are: Bernard Chen, Chuang-I Lin, Ko-Yen Lin, Ting Liu, John Wang, Kenneth Wang and Julian Wu (who acts as Chairperson). Each member of the Audit Committee is independent in the judgment of the Board of Directors and as required by the listing standards of the National Association of Securities Dealers.

Directors’ Compensation

Each director who attends the regular Board of Directors meetings of the Bank is paid $1,600.00 for each attendance. Any director who does not attend is paid $1,000.00 per meeting. Directors are not paid any fee for attending special Board Meetings unless agreed to by a majority of the Board of Directors. Non-employee directors who are members of and attend meetings of the various committees of the Board of Directors of the Bank are paid attendance fees as follows: (a) $600.00 per attendance at an Executive Loan Committee meeting; (b) $500.00 per attendance at a CRA Committee meeting; and (c) $500.00 per attendance at an Audit Committee meeting. In addition, the Audit Committee Chairperson receives a $3,000.00 annual retainer.

Pursuant to a program to grant non-qualified options for Bancorp’s Common Stock to the non-employee directors, immediately after the Company’s 1998 Annual Meeting of Shareholders, each of the twelve (12) non-employee directors elected was granted a non-qualified option to purchase 20,000 shares of Common Stock, with the exercise price of the options to be the fair market value of the Common Stock on the date of said meeting. The program further provides that, beginning on January 1, 1999 and continuing on January 1 of each succeeding year, each non-employee director serving on such date who shall have served as a director for at least one year as of such date will be granted a non-qualified option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the first business day of each such year, with such option to vest on the one year anniversary date of the grant thereof. The first such options were granted in 1999. All options granted under the program will be fully exercisable on the first anniversary date of the grant and will be exercisable over a ten (10)-year period from the date of the grant.

APPROVAL OF AMENDMENT TO THE GBC BANCORP 1999 EMPLOYEE

STOCK INCENTIVE PLAN TO INCREASE THE NUMBER

OF SHARES AVAILABLE THEREUNDER BY 300,000

Background and Purpose of Amendment

The Board of Directors (the “Board”) is asking that the shareholders approve an amendment to the GBC Bancorp 1999 Employee Stock Incentive Plan (the “Plan”) to increase the number of shares of Common Stock that are authorized and reserved for issuance under the Plan by 300,000 shares. The Board believes that the amendment to increase the shares of Common Stock available for issuance under the Plan is in the best interests of Bancorp and the Bank.

The purpose of the Plan is to enable Bancorp to attract, retain and motivate employees, non-employee directors and consultants by providing for or increasing their proprietary interests in Bancorp and, thereby, further align their interests with those of Bancorp’s shareholders. In January 1999 the Board adopted the Plan and the shareholders approved the Plan at the 1999 Annual Meeting of Shareholders. As of March 31, 2003, there were 1,505,400 shares of Bancorp’s Common Stock subject to outstanding options, and 89,993 shares of Common Stock remained available for issuance pursuant to awards granted under the Plan. The Board believes that the remaining shares under the Plan are insufficient to accomplish the intended purposes and is therefore proposing to increase the number of shares issuable under the Plan by 300,000 shares.

If the increase of 300,000 shares is approved by the shareholders, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan may not exceed the sum of (i) 1,300,000 shares, (ii) 343,020 shares available for future awards under the GBC Bancorp Amended and Restated 1988 Stock Option Plan as of the effective date of the Plan and (iii) up to 1,141,100 shares subject to awards granted under the 1988 Plan which may be forfeited, expired or canceled without delivery of shares.

The following is a brief summary of the Plan, as proposed to be amended, which is qualified in its entirety by reference to the specific language of the Plan. A copy of the Plan is available to any shareholder upon written request addressed to: GBC Bancorp, 800 West Sixth Street, Los Angeles, California 90017, Attention: Investor Relations.

Administration

The Plan is administered by the Board or, at the election of the Board, may be administered by a committee of two or more directors appointed by the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and who otherwise comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term “Committee” shall mean the Board or any such committee of the Board designated by the Board to administer the Plan. The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by Bancorp of specified performance criteria. The expenses of administering the Plan are borne by Bancorp.

Terms of Awards

The Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of Bancorp or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of Bancorp or other significant corporate transactions. The Committee may grant options that either are intended to be “incentive stock options” as defined under Section 422 of the Code, or are not intended to be incentive stock options (“non-qualified stock options”). Awards to consultants and non-employee directors may only be non-qualified stock options.

An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient’s tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of Bancorp or other property or (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an award permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the award in successive transactions, starting with a relatively small number of shares and, by a series of exercise using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an award for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

Subject to limitations imposed by law, the Board may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan or any rights thereunder without the recipient’s consent.

Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent shareholders of Bancorp are generally liable to Bancorp for repayment of any “short-swing” profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Plan is designed to comply with Rule 16b-3.

Awards may not be granted under the Plan after the tenth anniversary of the adoption of the Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Plan.

The business criteria on which performance goals are based under the Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant.

Bancorp intends to register under the Securities Act of 1933, as amended, the additional shares of Common Stock issuable pursuant to the proposed amendment to the Plan.

Federal Income Tax Treatment

The following is a brief description of the federal income tax treatment that generally will apply to awards made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash or otherwise. The following discussion is based on present federal tax laws and regulations and does not purport to be complete. Participants may also be subject to foreign, state and local taxes which are not described below.

Incentive Stock Options

Pursuant to the Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and Bancorp is not entitled to a deduction, on the grant or exercise of an incentive stock option. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within (i) one year after the date of exercise of the option or (ii) two years after the date of grant of the option (a “disqualifying disposition”), then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value on the date of exercise over the exercise price of the option. Bancorp generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

In addition to the regular income tax, an optionee may be subject to the federal alternative minimum tax if his or her alternative minimum taxable income (“AMTI”) exceeds certain amounts. The excess of the fair market value of the stock received upon exercise of any incentive stock option over the exercise price generally is includable in the participant’s AMTI. In the case of a participant who exercises an incentive stock option within six months after its date of grant and whose sale of stock could subject him or her to suit under Section 16(b) of the Exchange Act, generally the excess of the fair market value over the exercise price on the date six months following the date of grant is includable in AMTI. However, if a disqualifying disposition occurs at a loss in the same taxable year that the excess was includable in AMTI, the includable amount is limited to the excess of the amount realized on the disqualifying disposition over the exercise price. For the purpose of the alternative minimum tax, the gain or loss on sale of stock is calculated by including a basis adjustment for the amount included in AMTI upon exercise.

If the holder of an incentive stock option pays the exercise price with previously acquired shares of stock, the exchange should not affect the incentive stock option tax treatment of the option exercise. However, if stock previously acquired through the exercise of an incentive stock option is used to pay the exercise price, then the exchange of the previously acquired shares of stock will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred. Otherwise, generally no gain or loss is recognized on the exchange, and the shares of stock received by the participant which are equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. However, the optionee will not be able to utilize the old holding period for the purpose of satisfying the incentive stock option one-year and two-year holding period requirements. Shares of stock received by the optionee in excess of the number of previously acquired shares generally will have a basis of zero and a holding period which commences as of the date the shares of stock are issued to the optionee upon exercise of the incentive stock option.

Non-Qualified Stock Options

The grant of an option or other similar right to acquire stock that does not qualify for treatment as an incentive stock option generally is not a taxable event for the optionee. Upon exercise of such an option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and Bancorp will be entitled to a deduction equal to such amount.

Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act and during any period of time (the “Section 16(b) period”) a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16. In such case, the optionee will not recognize ordinary income, and

Bancorp will not be entitled to a deduction, until the expiration of the Section 16(b) Period. Upon such expiration, the optionee will recognize ordinary income, and Bancorp will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. Such an optionee may elect under Section 83(b) of the Code to recognize ordinary income on the date of exercise, in which case Bancorp would be entitled to a deduction at that time equal to the amount of the ordinary income recognized. Such an election must be filed within 30 days after the stock is considered to be received for income tax purposes.

If a holder of a non-qualified stock option pays the exercise price in cash, his or her basis in the shares acquired is equal to the fair market value of stock on the date ordinary income is recognized and, upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of stock are held. The holding period for such shares commences as of the date ordinary income is recognized.

If a holder of a non-qualified stock option pays the exercise price with previously acquired shares of stock, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received over the exercise price. No additional gain or loss is recognized as a result of the disposition of previously acquired shares of stock. The shares of stock received by the participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as such previously acquired shares. The shares of stock received by the participant in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date ordinary income is recognized.

Generally, gain or loss from a disposition of shares is characterized as “short-term” for shares held for 12 months or less, and “long term” if held more than 12 months. Short-term capital gains are taxed at ordinary income rates, while long-term capital gains are normally taxed at a rate of twenty percent (20%).

Other Types of Awards

Awards under the Plan may also include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the Plan will give rise to taxable income at the earliest time at which such stock is not subject to a substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and Bancorp will be entitled to a deduction equal to such amount. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes a timely election under Section 83(b) to recognize income on the date the stock is issued.

Awards may also be granted under the Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards.

Withholding

Bancorp generally will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant upon exercise of a non-qualified stock option or recognition of income in connection with awards made under the Plan.

Limitations on Deductibility

The terms of the agreements pursuant to which specific awards are made under the Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of Bancorp. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any “excess parachute payment,” and Bancorp will be denied any deduction with respect to such excess parachute payment.

In addition, Section 162(m) of the Code renders nondeductible to Bancorp certain compensation paid to the Chief Executive Officer and four other most highly compensated executives in excess of $1,000,000.00 in any year unless such excess compensation is “performance-based” (as defined in the Code) or is otherwise exempt from these limitations on deductibility. Options granted under the Plan at an exercise price equal to their fair market value at the date of grant are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of the ambiguities in Section 162(m) and uncertainties regarding the ultimate interpretation and application in these circumstances, no assurances can be given that the compensation paid under the Plan to any such executive officer will in fact be deductible, if it should, together with other non-exempt compensation paid to such executive officer, exceed the $1,000,000.00 limit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE PROPOSAL TO AMEND THE GBC BANCORP 1999 EMPLOYEE

STOCK INCENTIVE PLAN

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid or accrued by Bancorp or the Bank to or for the account of the Chief Executive Officer and the four other most highly compensated executive officers of Bancorp and the Bank whose total annual salary and bonus for the last fiscal year exceeds $100,000 (the “Named Executives”) for the fiscal years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

						Long Term Compensation(1)
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus (2)($)		Other Annual Compensation (3)($)	Restricted Stock Award ($)		Securities Underlying Options (#)	LTIP ($)	All Other Compensation (4)($)
Li-Pei Wu	2002	496,000	—		—	666,282	(6)	—	N/A	32,200
Chairman of the Board and	2001	471,936	400,000	(5)	75,440	N/A	(7)	476,000	N/A	29,300
Director of Bancorp and Bank	2000	442,296	1,500,000		295,033	N/A	(8)	—	N/A	29,300

Peter Wu	2002	262,750	—		—	—		—	N/A	34,000
President, Chief Executive	2001	249,996	350,000		63,181	N/A		250,000	N/A	29,900
Officer and Director of Bancorp and Bank	2000	192,000	211,700		39,338	N/A		20,000	N/A	28,700

Eddie Chang	2002	114,840	100,000		16,154	—		5,000	N/A	5,681
Senior Vice President and	2001	97,440	112,356		18,150	N/A		4,000	N/A	4,862
Manager of Real Estate Lending Department of Bank	2000	92,640	95,008		16,033	N/A		4,000	N/A	4,623

John Getzelman	2002	183,600	—		—	—		4,000	N/A	9,173
Executive Vice President	2001	180,000	40,000		—	N/A		20,000	N/A	—
of Bancorp and Bank	2000	—	—		—	—		—	N/A	—

Peter Lowe	2002	139,800	22,150		3,578	—		4,000	N/A	6,955
Executive Vice President and	2001	129,000	85,000		13,731	N/A		3,000	N/A	6,440
Chief Financial Officer of Bancorp and Bank	2000	124,200	75,600		14,870	N/A		2,000	N/A	6,205

(1)	Bancorp has no plans for granting restricted stock awards, or stock appreciation rights, or making LTIP (Long-term Incentive Plan) payouts.

(2)	Amounts shown are profit sharing awards paid for services rendered during the years indicated.

(3)	Amounts shown represent gross-up payments to cover the federal income tax for the portion (up to 30%) of the profit sharing award paid to the Named Executive for services rendered during the year which such Named Executive elects to set aside pursuant to savings incentives. Amounts shown assume each of the Named Executives elects to set aside 30% of the profit sharing award paid to him.

(4)	Amounts shown include the matching funds contributed by the Bank pursuant to the General Bank Profit Sharing 401(k) Plan and Director Fees received by the Named Executives who are Directors.

(5)	Pursuant to Li-Pei Wu’s Employment Agreement with the Company, for 2001 Mr. Wu elected to receive $200,000.00 of such bonus in shares of Bancorp Common Stock. See “Employment Agreement—Li-Pei Wu” on pages 17-19.

(6)	Pursuant to Li-Pei Wu’s Employment Agreement with the Company, for 1999 Mr. Wu was granted a vested, deferred contractual right to receive 21,279 shares (in addition to 25,928 shares as described in the footnotes (7) (8) below) of Bancorp Common Stock, which shares (together with additional shares purchased with cash dividends associated with said 21,279 shares) were distributed to him on February 1, 2002. The amount disclosed in this column reflects the dollar value of 21,874 shares distributed to Li-Pei Wu on February 1, 2002.

(7)(8)	Pursuant to Li-Pei Wu’s Employment Agreement with the Company, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2004; and for 1999 Mr. Wu was granted a vested, deferred contractual right to receive 25,928 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2005; and for 2000 Mr. Wu was granted a vested, deferred contractual right to receive 25,928 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2006; and for 2001 Mr. Wu was granted a vested, deferred contractual right to receive 3,345 shares of Bancorp Common Stock, which shares will be granted to him on February 5, 2004 (in each case together with an additional number of shares equal in value to the dividends that would have been paid on such shares during the deferral period). See “Employment Agreement—Li-Pei Wu” on pages 17-19.

Options Grants in Last Fiscal Year

The following table reflects information with regard to stock options granted under the GBC Bancorp 1999 Employee Stock Incentive Plan to the Named Executives during fiscal year 2002, as indicated in the Summary Compensation Table.

Option Grants in Last Fiscal Year

Individual Grants					Exercise or Base Price ($/Share)(3)		Expiration Date		Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(4)
Name	No. of Securities Underlying Option Granted		% of Total Options Granted to Employees In Fiscal Year
								5%($)	10%($)
Li-Pei Wu	0		N/A	N/A		N/A		N/A	N/A

Peter Wu	0		N/A	N/A		N/A		N/A	N/A

Eddie Chang	5,000	(1)(2)	4.02%	29.400		1/16/2008		49,994	113,419

John Getzelman	4,000	(1)(2)	3.21%	29.400		1/16/2008		39,995	90,736

Peter Lowe	4,000	(1)(2)	3.21%	29.400		1/16/2008		39,995	90,736

(1)	Options granted in 2002 are exercisable starting 6 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary of the grant date.

(2)	Options have a term of 6 years, subject to earlier termination in the event of the optionee’s cessation of service with Bancorp; each installment of vesting shares will terminate on the sixth anniversary of the grant date; options will become immediately exercisable in the event of a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving corporation, or an asset sale of Bancorp to another person.

(3)	The exercise price and tax withholding obligations related to exercise are payable by the optionee at time of exercise.

(4)	The difference between the exercise price as multiplied by the annual appreciation rate shown compounded annually for the full term of the option and the exercise price, multiplied by the number of options granted. The dollar amounts set forth under the heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future valuation of the stock price of Bancorp.

Option Exercises in Last Fiscal Year and Value of Unexercised Options at Year End

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/02 (2) Exercisable/Unexercisable (#)	Value of Securities Underlying Unexercised In-the-Money Options at 12/31/02 (1)(2) Exercisable/Unexercisable ($)
Li-Pei Wu	0	0	476,000/0	0/0

Peter Wu	1,600	8,532	86,000/212,000	0/0

Eddie Chang	3,800	33,140	9,600/9,000	0/0

John Getzelman	0	0	8,800/15,200	0/0

Peter Lowe	1,600	5,768	10,400/6,800	0/0

(1)	Value is based on market value of Bancorp’s Common Stock at date of exercise or end of fiscal year 2002 minus the exercise price.

(2)	Bancorp has no plans pursuant to which stock appreciation rights may be granted.

Board of Directors’ Report on Executive Compensation

Compensation for each of the Named Executives, as well as other middle level officers and above and certain business development employees, is comprised mainly of a base salary and incentive compensation. The incentive compensation may be made in awards of individual direct incentives, department incentives, Company-wide profit sharing, and long-term compensation in the form of stock options.

GBC Bancorp and General Bank (collectively the “Company”) have maintained the philosophy that compensation to officers should be highly incentive oriented, and that employees should be encouraged to pursue better individual and/or group performance and be rewarded accordingly. Consistent with this compensation philosophy, the Company’s existing profit sharing plan was amended in February, 1996 and was expanded to create, in addition to the existing profit sharing program, a new direct incentive program for officers and certain non-officer employees whose business development or profit center financial results can be quantified. Annual profit sharing and incentive awards are made to the Company’s officer-employees and eligible non-officer employees involved in business development and marketing under the Company’s profit sharing and incentive compensation programs in accordance with the criteria discussed below.

Prior to the year 2002, the amount available for awards under the Company’s profit sharing and incentive compensation programs was based on the audited year end financial statements, computed as follows: (i) 5.4% of any amount by which the Bank’s tax equivalent income before its incentive bonus compensation awards exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and (ii) 6.4% of any amount by which such income exceeds 15% of such net equity. Of the amount so determined to be available for the annual profit sharing and incentive awards, specific incentive awards shall first be allocated to those officers eligible to receive direct incentive compensation by virtue of their quantifiable performance, and, only after such incentive awards are so allocated, the Company-wide profit sharing awards shall then be allocated to eligible officers of the Company from the remaining available funds.

However, since officers eligible to receive direct individual or group incentives are rewarded based on quantifiable profitability improvements and achievements made during a year, such incentive awards are not dependent upon the Company’s achieving the threshold of 10% return on shareholder’s equity, but are based upon the officer’s individual and/or departmental profitability results. Accordingly, in November 2001 the Board of Directors approved to separate the profit sharing program and the direct incentive program, effective fiscal year 2002. The direct incentive payouts to qualified employees in business development and marketing shall be independent of the Company’s achieving the threshold of 10% return on shareholder’s equity. The amount available for awards under the Company’s profit sharing program, based on the audited year end financial statements, was therefore revised as follows: (i) 3.91% of any amount by which the Bank’s tax equivalent income before its incentive bonus compensation awards exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and (ii) 4.63% of any amount by which such income exceeds 15% of such net equity.

The Company has established certain weighting guidelines in allocating the Company-wide profit sharing awards. The weighting guidelines are based upon a categorization of the Company’s officers and business development personnel into groups representing different job responsibilities. The exact weights assigned to each of the groups will be reviewed annually by the Company’s Chief Executive Officer, and may be adjusted depending on the Chief Executive Officer’s assessment about each group’s contribution to the Company’s profits. The allocation of the Company-wide profit sharing awards within each group will be based on each individual’s salary and job performance.

Given the negative financial results of the Company during the year 2002, the threshold return for awards under the Company’s profit sharing program described above was not met. However, the Board of Directors approved a one-time bonus pool of $600,000, and awards were made to employees based on the weights assigned to each group described above and the Chief Executive Officer’s assessment about each group’s contribution to the Company’s profits. The Board of Directors recognized that an amount several times greater would have been available for awards under the Company’s profit sharing program if the loss in 2002 associated with certain loans originated by the New York loan production office (in which the Bank was defrauded in a criminal scheme) had not occurred.

A further component of officer compensation is the awarding of stock options. The Company believes that stock ownership by key employees provides a valuable incentive for them as they will benefit as the Bancorp stock price increases, and that stock-based performance compensation arrangements are also conducive to aligning employees’ and shareholders’ interests.

Compensation for Mr. Peter Wu, the Chief Executive Officer for the year 2002, was made in accordance with his five year employment agreement with Bancorp and the Bank with an effective date of January 1, 2001 (described on pages 19-20) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for Mr. Peter Wu was approved by the Board as a part of the compensation provided in such employment agreement. Under Mr. Peter Wu’s employment agreement, the total annual incentive compensation award for any year is subject to a maximum dollar limitation of $350,000.00, with certain exceptions. See “Employment Agreement—Peter Wu” on pages 19-20.

In setting the compensation of Mr. Peter Wu and the other terms and provisions of the employment agreement, an ad hoc committee that was formed in 2001 to determine the compensation package for Peter Wu retained and sought the advice and took into account the recommendations of an independent compensation consultant who, among other things, provided comparative data on compensation packages provided to the chief executive officers of Bancorp’s peers. The philosophy guiding the ad hoc committee was that generally applicable to compensating Bancorp’s and the Bank’s officers, that compensation should be highly incentive oriented and that stock ownership by key employees provides a valuable incentive for them and is conducive to aligning their interests with shareholders’ interests. The terms of the compensation package for Mr. Peter Wu as determined by the ad hoc committee were confirmed and ratified by the Board.

Compensation for Mr. Li-Pei Wu, the Chairman of the Board during the year 2002, was made in accordance with his five year employment agreement with Bancorp and the Bank with an effective date of January 1, 1998 (described on pages 17-19) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for Mr. Li-Pei Wu was initially approved by the Board in 1982 as a part of the compensation provided in his prior employment agreement, which agreement was subsequently renewed three times without any change in such profit sharing formula. Under Mr. Wu’s employment agreement, the incentive compensation cash award payable to him in fiscal years 2000, 2001 and 2002 is subject to maximum dollar limitations. See “Employment Agreement—Li-Pei Wu” on pages 17-19.

In connection with the compensation of the Named Executives, the Board has considered the applicability of Section 162(m) of the Internal Revenue Code. Section 162(m) limits deductibility of compensation in excess of $1,000,000.00 paid to a Named Executive unless this compensation qualifies as “performance-based”. During the course of negotiating Mr. Li-Pei Wu’s compensation under his employment agreement (described on pages 17-19) with Bancorp and the Bank, the Board considered the application of Section 162(m), and Mr. Li-Pei Wu’s compensation was structured to minimize the possibility that the non-performance-based compensation portion of his annual compensation would exceed the $1,000,000.00 limitation. The Board believes that the incentive compensation cash award payable to Mr. Li-Pei Wu qualifies as performance-based compensation and satisfies the requirements for exemption under Section 162(m).

Mr. Li-Pei Wu’s non-performance-based compensation for 2002 did not exceed the Section 162(m) limitation. The Board does not believe that the non-performance-based compensation payable to any of the Company’s executive officers will approach the $1,000,000.00 limitation in the near future.

Submitted by: THE BOARD OF DIRECTORS

Bernard Chen Thomas C.T. Chiu Chuang-I Lin Ko-Yen Lin Ting Y. Liu John Wang Kenneth C. Wang	Chien-Te Wu Julian Wu Li-Pei Wu Peter Wu Ping C. Wu Chin-Liang Yen

Compensation Committee Interlocks and Insider Participation

The Company has no standing compensation committee; all of the members of the Board of Directors participate in decisions regarding compensation of the Company’s executive officers. As members of the Board of Directors, during the year 2002, Mr. Li-Pei Wu, the Company’s Chairman, and Mr. Peter Wu, the Company’s President and Chief Executive Officer, participated in executive officer and other employee compensation decisions, but neither person participated in any decisions regarding his own compensation as an executive officer. Mr. Li-Pei Wu’s compensation was determined in accordance with the terms and provisions of his employment agreement with the Company (see “Employment Agreement—Li-Pei Wu” on pages 17-19), and the Board of Directors did not exercise discretion in awarding compensation to Mr. Li-Pei Wu. The same is true with respect to Mr. Peter Wu (see “Employment Agreement—Peter Wu” on pages 19-20). The philosophy and guidelines for the Company’s profit sharing and incentive compensation programs applicable to executive officers and other employees are described above in the “Board of Directors’ Report on Executive Compensation” on pages 15-17.

During 2001, a temporary ad hoc committee composed of six (6) outside directors was established to determine the compensation for and the terms of an employment agreement with the new Chief Executive Officer, Peter Wu. Mr. Peter Wu’s compensation is determined in accordance with the terms and conditions of his employment agreement so determined. See “Employment Agreement—Peter Wu” on pages 19-20.

Employment Agreement—Li-Pei Wu

On February 19, 1998 Mr. Li-Pei Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 1998, which agreement was modified by an amendment entered into on March 19, 1998 with an effective date of January 1, 1998 (as so amended, the “Employment Agreement”). The incentive compensation award program provided for in the Employment Agreement was approved by the holders of a majority of the outstanding shares of the Company at the Company’s Annual Meeting of Shareholders held in 1998.

The Employment Agreement provides for an employment term of five (5) years, commencing January 1, 1998, and ending December 31, 2002. Pursuant to the Employment Agreement, Mr. Wu served as Chairman of the Board of Bancorp and the Bank throughout the entire term of the Employment Agreement, but as Chief Executive Officer of Bancorp and the Bank only through December 31, 2000. On December 31, 2002, Mr. Li-Pei Wu retired as Chairman from Bancorp and as Chairman and Director of the Bank. In January 2003, he was elected Chairman Emeritus of Bancorp and of the Bank.

The Employment Agreement with Li-Pei Wu provides for a base annual salary of $402,336.00, which was adjusted on January 1, 1999, January 1, 2000, January 1, 2001, and January 1, 2002, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

The Employment Agreement also provides for an annual incentive compensation award payable to Mr. Li-Pei Wu, based upon a formula identical to that for the annual profit sharing award included in Mr. Wu’s prior employment agreement, to be computed as follows: (i) three percent (3%) of any amount by which the Bank’s tax equivalent income before its incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) four percent (4%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Wu would be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation cash award computed in accordance with a formula similar to the one described in the preceding sentence. The aggregate incentive compensation cash award payable to Mr. Wu was subject to the following maximum dollar limitations commencing with the fiscal year ending December 31, 2000: (i) $1,500,000.00 for the fiscal year 2000; (ii) $400,000.00 for the fiscal year 2001; and (iii) $400,000.00 for the fiscal year 2002. Amounts of incentive compensation cash awards received by Mr. Wu with respect to services rendered in 2002, 2001 and 2000 are included in the Summary Compensation Table on page 13.

Under the Employment Agreement, on December 19, 2001 Mr. Wu was granted a non-qualified stock option to purchase shares of Bancorp Common Stock equal to the aggregate of the number of shares of Bancorp Common Stock that were covered by the unexercised portion of Mr. Wu’s December 19, 1991 non-qualified stock option as of December 31, 2000 and/or the number of shares that had been previously acquired by Mr. Wu by reason of exercising such non-qualified stock option and which shares were held by him as of December 31, 2000. The number of shares of Bancorp Common Stock subject to this new non-qualified stock option shall be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. The exercise price under such new option shall be the fair market value of Bancorp Common Stock on the date of grant and such option shall vest immediately. The new option will be exercisable until December 31, 2007; provided, that if Mr. Wu dies or becomes disabled, the exercise period will be the earlier of one (1) year from his death or disability or December 31, 2007. Pursuant to such provisions of the Employment Agreement, on December 19, 2001, Bancorp granted Mr. Wu a non-qualified stock option under the Company’s 1999 Employee Stock Incentive Plan to purchase shares of Bancorp Common Stock at the exercise price of $28.80 per share and on such conditions as set forth above.

The Employment Agreement provides that commencing with the fiscal year ending December 31, 1999, Mr. Li-Pei Wu may elect in his discretion to receive up to one-half (1/2) of his incentive compensation cash award for any fiscal year in shares of Bancorp Common Stock. If Mr. Wu makes such an election, he will receive as of the date of such election Bancorp Common Stock equal in value (determined as of such election date) to the portion of the cash award for which he elected to receive Bancorp Common Stock. In addition, he will be awarded as of such election date a vested, deferred contractual right to receive two (2) years later Bancorp Common Stock equal in value to the sum of fifty percent (50%) in value of the portion of the cash award for which he elected to receive Bancorp Common Stock plus the value of dividends that would have been paid during the two (2)-year deferral period had such Bancorp Common Stock actually been granted to him on the date of his election. The number of shares of Bancorp Common Stock subject to the vested, deferred contractual right will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction.

The Employment Agreement further provides that, during the first three (3) years of Mr. Li-Pei Wu’s employment thereunder, Bancorp shall grant to him a vested, deferred contractual right to receive one share of Bancorp Common Stock for every twenty (20) shares of Bancorp Common Stock acquired by him through exercise of his non-qualified stock option, or acquired by reason of his election to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in Bancorp Common Stock (excluding shares for which Mr. Wu has a vested, deferred contractual right to receive), and/or of vested option shares (even though not exercised) under his non-qualified stock option that are held during the full term of the relevant fiscal year. The total number of shares to be received by Mr. Wu shall not in the aggregate exceed 100,000, subject to equitable adjustment. Pursuant to such provision of the Employment Agreement, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, for 1999 he was granted such a right to receive 25,928 shares, and for 2000 he was granted such a right to receive 25,928 shares. Such additional shares shall be granted on the fifth (5th) anniversary of the first (1st) day of January following the year with respect to which the contractual right to receive the additional shares was awarded (together with a further number of shares equal in value to the dividends that would have been paid on the additional shares during such five (5)-year deferral period).

Under the Employment Agreement, at the expiration of its stated term on December 31, 2002 (other than for cause), Mr. Li-Pei Wu shall be entitled to an annual retirement benefit equal to fifty percent (50%) of the annual base salary he earned during his final year of employment and continued use of an office and automobile. This retirement benefit will be payable in equal monthly installments over the five (5) years following the expiration of the term of the Employment Agreement.

The Employment Agreement contains a noncompetition provision whereby Mr. Li-Pei Wu agrees not to compete with the Company for a period of five (5) years following the date of his termination of employment under the Employment Agreement. In the event that Mr. Wu fails to comply with such noncompetition provision, as of the date of such failure to comply, (i) the new stock option granted to Mr. Li-Pei Wu on December 19, 2001, to the extent not yet exercised, will expire or terminate, (ii) Mr. Wu will no longer be entitled to the retirement benefit provided for under the Employment Agreement, to the extent not yet paid, and (iii) Mr. Wu will no longer be allowed continued use of an office and automobile.

Employment Agreement—Peter Wu

On February 27, 2001, Mr. Peter Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 2001. Pursuant to the employment agreement, Mr. Peter Wu will serve as President and Chief Executive Officer of Bancorp and the Bank for an employment term of five (5) years commencing on January 1, 2001 and ending on December 31, 2005.

Mr. Peter Wu’s employment agreement provides for a base annual salary of $250,000.00, which amount shall be adjusted on January 1, 2002, and on each anniversary date thereof, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

The employment agreement also provides for an annual incentive compensation award to be computed as follows: (i) one percent (1%) of any amount by which the Bank’s tax equivalent income before the Bank’s incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) one and three tenths percent (1.3%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Peter Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation award computed in accordance with a formula similar to the one described in the preceding sentence. The total annual incentive compensation award for any year is subject to a maximum dollar limitation of $350,000.00, except that there will be no such limitation for any year in which the ratio of the Bank’s core earnings to its net equity at the beginning of the fiscal year is greater than 0.40. “Core earnings” for purposes of Mr. Wu’s employment agreement means the tax equivalent income before the Bank’s incentive bonus compensation awards excluding gains and/or losses from securities, warrants and venture capital. Also, unrealized securities gains and/or losses are to be included in the calculation of the Bank’s net equity.

Under the terms of the employment agreement, as of January 18, 2001, Mr. Peter Wu was granted a non-qualified stock option to purchase an aggregate of 250,000 shares of Bancorp Common Stock at an exercise price of $37.56 per share, which was the fair market value of a share of Bancorp Common Stock as of the date of grant. The option has a term of ten (10) years, and will expire on January 17, 2011 (the “Expiration Date”) or, notwithstanding such Expiration Date, three (3) months after the termination of Mr. Wu’s employment with the Company, provided that (i) in the case of his death during such three (3)-month period or while still employed, such option would expire one (1) year after his death or, if earlier, on the Expiration Date, or (ii) in the case of termination by reason of disability, such option would expire one (1) year after such termination or, if earlier, the Expiration Date. The option shall vest in five (5) annual installments of 50,000 shares each, with the first installment exercisable on January 1, 2002 and the remaining installments to be exercisable on January 1 of each of the four succeeding years.

Bancorp and the Bank may terminate Mr. Peter Wu’s employment agreement (i) at any time for cause, (ii) in the event of disability, upon six (6) months prior written notice, during which period he is entitled to payment of compensation under the terms of the employment agreement, and after which period he is entitled to continue to receive sixty percent (60%) of his then current annual salary until his disability ceases, or (iii) at any time without cause upon thirty (30) days prior written notice, provided that he is paid a sum equal to six (6) months salary plus any incentive compensation award earned but not paid for any full fiscal year during which he was employed and for the fiscal year during which his employment was terminated, an incentive compensation award prorated to the date of his termination.

Under the contingency stock options previously granted to Mr. Peter Wu by the Company, upon the occurrence of a Triggering Event (as defined on page 20), provided Mr. Wu is then in the employ of the Company, he shall have a right to purchase 84,700 shares of Bancorp Common Stock at $2.17 per share and 25,300 shares of Bancorp Common Stock at $6.59 per share, exercisable upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event.

Change in Control Arrangements

Bancorp has certain compensatory arrangements with its executive officers which will result from a change in control of the Company. All stock option agreements outstanding under the GBC Bancorp Amended and Restated 1988 Stock Option Plan provide for the acceleration of exercisability of options upon the occurrence of certain triggering events, including a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving or resulting corporation, or a sale of substantially all the assets of Bancorp to another person, or a reverse merger in which Bancorp is the surviving corporation but the shares of Bancorp’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

During fiscal year 2002 options to purchase 154,500 shares of GBC Bancorp common stock were granted under the GBC Bancorp 1999 Employee Stock Incentive Plan, and most stock option agreements providing for the grant in 2002 include certain change in control provisions.

In addition, pursuant to the authorization of the Board of Directors of Bancorp, certain employees of the Bank were granted contingency stock options to purchase Common Stock of Bancorp upon the occurrence of a triggering event. The term triggering event for this purpose shall mean the execution of an agreement providing for any of the following transactions or the application to any regulatory authority for approval of or consent to any of the following transactions: sale of substantially all of the assets of the Bank or Bancorp, any merger or consolidation or acquisition of the Bank or Bancorp whereby the Bank or Bancorp is not the surviving entity, or an entity or person or such person and his associates acquires up to fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one transaction or in a series of related transactions, or the Bank or Bancorp ceases to exist pursuant to any such transaction or similar transactions. The contingency stock option may be exercised in whole or in part by the employee at any time after the occurrence of the triggering event and until 45 days after the date the triggering event is consummated. In the event an employee’s employment by the Bank is terminated, the contingency stock option previously granted to him is also terminated.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information as of December 31, 2002, concerning Bancorp’s equity compensation plans, including the GBC Bancorp Amended and Restated 1988 Stock Option Plan and the GBC Bancorp 1999 Employee Stock Incentive Plan, both of which plans have been approved by Bancorp’s shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,552,700	$30.24	59,493	(1)

Equity compensation plans not approved by shareholders	320,800	6.16	—

Total	1,873,500	$26.12	59,493

(1)	Represents all shares remaining available for future issuance under the 1999 Employee Stock Incentive Plan. Does not include the additional shares Bancorp is proposing to add to said Plan that are subject to shareholder approval at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp’s directors and executive officers, and persons who own more than 10% of a registered class of Bancorp’s equity security (if any), to file with the SEC reports of ownership and changes in ownership of Common Stock of Bancorp. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the issuer with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to Bancorp or representations that no other reports were required, Bancorp believes that, during the 2002 fiscal year, all filing requirements applicable to Bancorp’s officers and directors were complied with, except that Chuang-I Lin, Director, failed to timely file a Form 4 report for two transactions in 2001 but instead has filed a late Form 4 report in 2002 covering such transactions.

COMPARATIVE STOCK PERFORMANCE

Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock of Bancorp for the last five fiscal years with the cumulative total return on the S&P 500 Index and the SNL Securities, L.P. California Independent Bank Stock Index over the same period.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

ON GBC BANCORP COMMON STOCK, S&P 500 INDEX & SNL SECURITIES, L.P.

CALIFORNIA INDEPENDENT BANK STOCK INDEX

ASSUMES $100 INVESTED ON DECEMBER 31, 1997 IN GBC BANCORP COMMON STOCK, S&P 500 INDEX AND SNL SECURITIES, L.P. CALIFORNIA INDEPENDENT BANK STOCK INDEX

*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

SELECTION OF AUDITORS

The Board of Directors of Bancorp engaged the firm of KPMG LLP as independent auditors of Bancorp, effective July 17, 2001. On such date the firm of Deloitte & Touche LLP was dismissed as Bancorp’s independent auditors, and the termination was approved by the Board of Directors of Bancorp.

Reports of the former independent auditors on Bancorp’s financial statements did not contain any adverse opinion or disclaimer of opinion or were qualified as to an uncertainty, nor were there any disagreements between Bancorp and the former auditors on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which, if not resolved to the satisfaction of the former auditors, would have caused them to make a reference to the subject matter of the disagreement in their report. There were also no “reportable events” occurring within Bancorp’s two most recent fiscal years.

KPMG LLP has audited the books and records of Bancorp since July 2001 and the Board of Directors intends to re-appoint KPMG LLP for Bancorp’s fiscal year ending December 31, 2003. Representatives of KPMG LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Professional Services Provided by Independent Auditors

KPMG LLP was Bancorp’s independent auditor during 2002. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Bancorp’s annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP:

Audit fees(1)	$145,000
Audit related fees(2)	11,000

Audit and audit related fees	156,000
Tax fees(3)	566,000

Total fees	$722,000

(1)	Audit fees consist of the aggregate fees billed in connection with the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2002 and for the required reviews of the Company’s financial information included in its Quarterly Reports on Form 10-Q for 2002.
(2)	Audit related fees consisted primarily of fees for audits of financial statements of certain employee benefit plans. The Audit Committee concluded that these services did not adversely impact the independence of KPMG LLP.
(3)	Tax fees consisted of fees for tax consultation and tax compliance services. The Audit Committee concluded that these services did not adversely impact the independence of KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfied the definition of independent director as established in the NASD’s listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors that was included in the 2001 Proxy Statement. The Audit Committee met six (6) times during the 2002 fiscal year.

The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors. The Audit Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee recommended to the Board of Directors the appointment of KPMG LLP as the independent auditors for the Company after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with both management and KPMG LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). KPMG LLP has issued its report stating that based on their audit, which was performed in accordance with auditing standards generally accepted in the United States of America, they believe that the financial statements are stated in accordance with GAAP. Their report states that the Company changed its method of accounting for derivatives in 2001. The Audit Committee has discussed with KPMG LLP during the 2002 fiscal year the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

AUDIT COMMITTEE

Bernard Chen

Chuang-I Lin

Ko-Yen Lin

Ting Y. Liu

John Wang

Kenneth Wang

Julian Wu

CERTAIN TRANSACTIONS

Some of the directors and executive officers of Bancorp and the companies with which they are associated are customers and have had banking transactions with the Bank in the ordinary course of the Bank’s business, and the Bank expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate balance outstanding at December 31, 2002 of all such loans and credit extensions to all directors and executive officers of the Bank, together with their associates, was $2,553,000, constituting approximately 1.17% of the Bank’s stockholders’ equity.

SHAREHOLDERS’ PROPOSALS

Any shareholder of Bancorp who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders of Bancorp and who wishes to have such proposal presented in Bancorp’s Proxy Statement for such Meeting must deliver such proposal in writing to Bancorp at its head office stated above not later than December 31, 2003.

OTHER MATTERS

The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

GBC BANCORP

Ming Lin Chen

Secretary

Dated: April 17, 2003

A COPY OF BANCORP’S 2002 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GBC BANCORP, 800 WEST SIXTH STREET, LOS ANGELES, CALIFORNIA 90017. ATTENTION: INVESTOR RELATIONS.

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                  GBC BANCORP

                                  May 15, 2003
                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

[ ]  21330000000000000000 7                                        051503
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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                               "FOR" PROPOSAL 2.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
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1. ELECTION OF DIRECTORS

[ ] FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)

NOMINEES
O Bernard Chen
O Thomas C.T. Chiu
O Chuang-I Lin
O Ko-Yen Lin
O Ting Y. Liu
O John C. Wang
O Kenneth C. Wang
O Chien-Te Wu
O Julian Wu
O Li-Pei Wu
O Peter Wu
O Ping C. Wu
O Chin-Liang Yen

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [ ]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.[ ]
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                                                            FOR AGAINST ABSTAIN
2. Approval of Amendment to the GBC Bancorp 1999 Employee   [ ]   [ ]     [ ]
   Stock Incentive Plan. To approve the amendment of the
   GBC Bancorp 1999 Employee Stock Incentive Plan to
   increase the number of shares of Bancorp Common Stock
   available thereunder by 300,000 shares.

3. Other Business: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted
FOR Items 1 and 2. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of the Board of Directors.

Please date this Proxy and sign as the name appears below.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder _________________________________ Date: ______________

Signature of Shareholder__________________________________ Date: ______________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  GBC BANCORP

                  Annual Meeting of Shareholders, May 15, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ming Lin Chen and Sheila Miller, or either of them, proxies, each with full power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of GBC Bancorp held on record by the undersigned on March
31, 2003, at the Annual Meeting of Shareholders to be held on May 15, 2003 or any adjournments thereof.

 (Please mark, sign, date and return the proxy card promptly using the enclosed envelope.)

                (Continued and to be signed on the reverse side)

                                                                           14475